Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended September 2008

Cents	Description

$0.14	Non-Fuel Revenues

(0.07)	Weather Impact on Non-Fuel Revenues

(0.04)	Depreciation & Amortization

(0.01)	Taxes Other Than Income Taxes

$0.02	Total Traditional Operating Companies

0.01	Southern Power

0.01	Parent and Other

(0.02)	Increase in Shares

$0.02	Total Change in QTD EPS (x-Items)

(0.01)	Synthetic Fuels

$0.01	Total Change in QTD EPS (As Reported)

Notes

-

Tax credits associated with Southern Company's synthetic fuel investments expired December 31, 2007. Synthetic fuel related income no longer materially contributes to Southern Company's earnings or earnings per share.

-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.